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                                                                   Exhibit 99.5



                      SECOND AMENDMENT to RIGHTS AGREEMENT
                        DATED AS OF NOVEMBER 25, 1986 and
                      APPOINTMENT OF SUCCESSOR RIGHTS AGENT
                      -------------------------------------

                SECOND AMENDMENT (the "Amendment") dated as of August 30, 1994, to the Rights Agreement dated as of November 25, 1986 as heretofore amended by a First Amendment thereto dated as of May 24, 1990, pursuant to which Bird Corporation (the "Company") assumed the rights and obligations of Bird Incorporated thereunder (as so amended, the "Rights Agreement"). All capitalized terms used herein and not otherwise defined shall have the respective meanings assigned to such terms in the Rights Agreement.

                                   WITNESSETH:

                WHEREAS, the Company believes it is in the best interests of the holders of the Rights issued under the Rights Agreement to appoint the transfer agent of the Company's Common Stock to serve as successor Rights Agent under the Rights Agreement;

                WHEREAS, the Company desires to appoint The First National Bank of Boston (the "Bank") as temporary Rights Agent under the Rights Agreement, so that the Company and the Bank can effect an amendment to the Rights Agreement pursuant to and in accordance with Section 26 thereof to provide that the transfer agent shall be eligible to serve as successor Rights Agent; and

                WHEREAS, American Stock Transfer & Trust Company, which is serving as transfer agent of the Company's Common Stock, is willing to be appointed and serve as successor Rights Agent under the Rights Agreement;

                NOW, THEREFORE, the parties hereto agree as follows:

                1. The Company hereby appoints the Bank, and the Bank hereby accepts appointment, as temporary Rights Agent under the Rights Agreement, for the sole purpose of amending the Rights Agreement as hereinafter provided.

                2. Section 21 of the Rights Agreement is amended by deleting the period at the end of the fifth sentence thereof and by adding the following phrase at the end of said fifth sentence:

          provided, however, that anything in this sentence







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          to the contrary notwithstanding, any corporation or other entity serving as transfer agent of the Common Stock shall be eligible to serve as and may be appointed as successor Rights Agent.

            3. The Company hereby removes the Bank as temporary Rights Agent pursuant to Section 21 of the Rights Agreement, such removal to be effective as of the date hereof (but subsequent to the effectiveness of the amendment to the Rights Agreement referred to in paragraph 2, above). Each of the Company and the Bank waives any requirement contained in the Rights Agreement or elsewhere for prior written notice of such removal.

            4. The Company hereby releases and forever discharges the Bank, its officers, directors, employees, agents, shareholders, successors, and assigns, of and from all actions, causes of actions, suits, debts, controversies, damages, judgments, executions, accounts, loss, and any and all claims, demands, and liabilities whatsoever, in law or in equity, which it ever had, now has, or may have in the future against the Bank, upon or by reason of any matter, cause, act, omission or thing arising from, related to, or in connection with the Rights Agreement or this amendment.

            5. The Company hereby appoints American Stock Transfer & Trust Company, and American Stock Transfer & Trust Company hereby accepts appointment, as successor Rights Agent, effective as of the date of this Amendment.

            6. This Amendment shall be deemed to be a contract made under the laws of the Commonwealth of Massachusetts and for all purposes shall be governed by and construed in accordance with the laws of such Commonwealth applicable to contracts to be made and performed entirely within such Commonwealth.

            7. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.





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            IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed under seal as of the date first above written.

                                    BIRD CORPORATION


                                    By:  /s/ Joseph D. Vecchiolla
                                         ------------------------------------
                                         Name:  Joseph D. Vecchiolla
                                         Title: Chairman


                                    THE FIRST NATIONAL BANK OF
                                    BOSTON, as temporary Rights Agent


                                    By:  /s/ Kirsten L. Spector
                                         ------------------------------------
                                         Name:  Kirsten L. Spector
                                         Title: Vice President


                                    AMERICAN STOCK TRANSFER & TRUST
                                    COMPANY, as Successor Rights
                                      Agent under Section 5 above


                                    By:  /s/ Herbert J. Lemmer
                                         ------------------------------------
                                         Name:  Herbert J. Lemmer
                                         Title: Vice President